UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, Premier Alliance Group, Inc. (the “Company”) appointed Larry Brumfield, 53, to serve as Chief Financial Officer for the Company.  Mr. Brumfield has an extensive financial based background, serving as a managing partner at LWB Development Group and Strand Capital Group LLC, as CFO at Blue Rhino Corporation and as a Director and Manager for Coopers & Lybrand.  During his time in these roles he has worked with a variety of public and private entities. Mr. Brumfield has had extensive involvement and is adept in IPO and follow on stock offerings, capital raises, corporate and finance restructure events, SEC registration and regulatory filings, involvement with Board of Directors, mergers and acquisitions, risk management, and financial analysis and planning.  Mr. Brumfield is a CPA.

Prior to this appointment, the CFO role was being filled by the CEO/President, Mark Elliott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: October 24, 2011	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO/President